CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-210186 on Form N-1A of our report dated July 21, 2026, relating to the financial statements and financial highlights of FT Vest U.S. Equity Quarterly 2.5 to 15 Buffer ETF, FT Vest U.S. Equity Quarterly Dynamic Buffer ETF, FT Vest U.S. Equity Dual Directional Buffer ETF – February, FT Vest U.S. Equity Dual Directional Buffer ETF – May, FT Vest U.S. Equity Dual Directional Buffer ETF – August, FT Vest U.S. Equity Dual Directional Buffer ETF – November, FT Vest U.S. Equity Equal Weight Buffer ETF – March, FT Vest U.S. Equity Equal Weight Buffer ETF – June, FT Vest U.S. Equity Equal Weight Buffer ETF – September, FT Vest U.S. Equity Equal Weight Buffer ETF – December, FT Vest U.S. Equity Quarterly Max Buffer ETF, FT Vest Emerging Markets Buffer ETF – March, FT Vest Emerging Markets Buffer ETF – June, FT Vest Emerging Markets Buffer ETF – September, FT Vest Emerging Markets Buffer ETF – December, FT Vest U.S. Equity Uncapped Accelerator ETF – January, FT Vest U.S. Equity Uncapped Accelerator ETF – April, FT Vest U.S. Equity Uncapped Accelerator ETF – July and FT Vest U.S. Equity Uncapped Accelerator ETF – October , each a series of First Trust Exchange-Traded Fund VIII, appearing in Form N-CSR of First Trust Exchange-Traded Fund VIII for the year ended May 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 28, 2026